UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   March 12, 2018

_____________________________

GROWLIFE, INC.

(Exact name of registrant as specified in charter)

Delaware	000-50385	90-0821083
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 Carillon Point

                        Kirkland, WA 98033

(Address of principal executive offices and zip code)

                              (866) 781-5559

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01  Entry into a Material Definitive Agreement.

On February 23, 2018, GrowLife, Inc., a Delaware corporation (the “Company”), submitted a Notice of Prepayment (“Prepay Notice”) to Forglen LLC (“Forglen”) to prepay the balance owed under that certain 7% Convertible Note as amended June 19, 2014 (the “Convertible Note”). In response to the Prepay Notice, Forglen submitted a Notice of Conversion on March 8, 2018 to convert the entire balance of the Note and all accrued interest (“Conversion Notice”). Upon negotiations between Forglen and the Company, the parties entered into a Second Amendment to the Note, dated March 12, 2018 (the “Amendment”).

Pursuant to the Amendment, the Note’s maturity date has been extended to December 31, 2019, and interest on the Note shall accrue at 7% per annum, compounding on the maturity date. As consideration for the Amendment, the Company rescinded its Prepay Notice and Forglen rescinded its Conversion Notice. Additionally, after review of the Note and accrued interest, the Parties agreed that as of March 12, 2018, the outstanding balance on the Note was $270,787.21.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is collectively attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference into this Item 1.01.

Item 8.01  Other Events.

On August 16, 2917, Mr. Joseph Barnes, Senior Vice-president of Business Development GrowLife Hydroponics, Inc, was promoted to President of GrowLife Hydroponics, Inc.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1	Second Amendment to Forglen LLC 7% Convertible Promissory Note. (Filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROWLIFE, INC.

Date: March 16, 2018	By:	/s/ Marco Hegyi
Marco Hegyi
Chief Executive Officer